Exhibit 3.19

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Hope Andrade Secretary of State

Office of the Secretary of State

CERTIFICATE OF CONVERSION

The undersigned, as Secretary of State of Texas, hereby certifies that a filing instrument for

QVC SAN ANTONIO, INC.
File Number: 120822200

Converting it to

QVC San Antonio, LLC
File Number: 801045631

has been received in this office and has been found to conform to law. ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing the acceptance and filing of the conversion on the date shown below.

Dated: 10/28/2008

Effective: 10/28/2008

Hope Andrade Secretary of State

Phone: (512) 463-5555 Prepared by: Delores Moore	Come visit us on the Internet at http://www.sos.state.tx.us/ Fax: (512) 463-5709 T1D: 10340	Dial: 7-1-1 for Relay Services Document: 234704030002

Form 632		This space reserved for office use.
(Revised 01/06)

Return in duplicate to: Secretary of State		FILED
P.O. Box 13697		In the Office of the
Austin, TX 78711-3697	Certificate of Conversion	Secretary of State of Texas
512 463-5555	of a	OCT 28 2008
FAX: 512 463-5709	Corporation Converting
	to a	Corporations Section
Filing Fee: See instructions	Limited Liability Company

The name of the converting corporation is:
QVC San Antonio, Inc.

The jurisdiction of formation of the corporation is: Texas

The date of formation of the corporation is: October 7, 1991

The file number, if any, issued to the corporation by the secretary of state, is: 120822200

Plan of Conversion—Alternative Statements

The corporation named above is converting to a limited liability company. The name of the limited liability company is:

QVC San Antonio, LLC

The limited liability company will be formed under the laws of : Texas

☐  The plan of conversion is attached.

If the plan of conversion is not attached, the following statements must be completed.

☒  Instead of attaching the plan of conversion, the corporation certifies to the following statements:

A signed plan of conversion is on file at the principal place of business of the corporation, the converting entity. The address of the principal place of business of the corporation is:

9855 Westover Hills Boulevard	San Antonio	TX	U.S.	78251
Street or Mailing Address	City	State	Country	Zip Code

A signed plan of conversion will be on file after the conversion at the principal place of business of the limited liability company, the converted entity. The address of the principal place of business of the limited liability company is:

9855 Westover Hills Boulevard	San Antonio	TX	U.S.	78251
Street or Mailing Address	City	State	Country	Zip Code

A copy of the plan of conversion will be furnished on written request without cost by the converting entity before the conversion or by the converted entity after the conversion to any owner or member of the converting or converted entity.

Certificate of Formation for the Converted Entity

☒ The converted entity is a Texas limited liability company. The certificate of formation of the Texas limited liability company is attached to this certificate either as an attachment or exhibit to the plan of conversion, or as an attachment or exhibit to this certificate of conversion if the plan has not been attached to the certificate of conversion.

The plan of conversion has been approved as required by the laws of the jurisdiction of formation and the governing documents of the converting entity.

A. ☒ This document becomes effective when the document is accepted and filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Tax Certificate

☐    Attached hereto is a certificate from the comptroller of public accounts that all taxes under title 2, Tax Code, have been paid by the corporation.

☒   In lieu of providing the tax certificate, the limited liability company as the converted entity is liable for the payment of any franchise taxes.

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date:	10-28-2008

S. Vice President
Signature and title of authorized person on behalf of the converting entity